UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2026

LB Pharmaceuticals Inc

(Exact name of registrant as specified in its charter)

Delaware	001-42831	81-1854347
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

One Pennsylvania Plaza, Suite 1025 New York, NY	10119
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 605-0300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LBRX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On March 6, 2026, the Board of Directors (the “Board”) of LB Pharmaceuticals Inc (the “Company”) appointed Robert A. Lenz, to the Board, effectively immediately. Dr. Lenz will serve as a Class I director with a term expiring at the 2026 annual meeting of stockholders and until his successor has been elected and qualified. The Board also appointed Dr. Lenz to serve as a member of the Nominating and Corporate Governance Committee.

Pursuant to the Company’s non-employee director compensation policy, as a non-employee director, Dr. Lenz will receive (i) a $40,000 annual retainer for his service on the Board, as well as an additional annual retainer of $5,000 for service as a member of the Nominating and Corporate Governance Committee, (ii) an automatic initial grant of a stock option to purchase 20,000 shares of common stock under the Company’s 2025 Equity Incentive Plan (the “2025 Plan”), which vests in equal annual installments over a three-year period from the date of grant, and (iii) on the date of each annual stockholder meeting, an automatic grant of a stock option to purchase 10,000 shares of Common Stock under the 2025 Plan, which vests on the earlier of the first anniversary of the date of grant or the date of the next annual stockholder’s meeting.

In addition, Dr. Lenz will enter into the Company’s standard indemnification and advancement agreement for directors and executive officers, the form of which was filed as Exhibit 10.12 to the Company’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission on August 22, 2025. There is no arrangement or understanding between Dr. Lenz and any other person pursuant to which he was selected as a director, and there is no family relationship between Dr. Lenz and any of the Company’s other directors or executive officers. The Company is not aware of any transaction involving Dr. Lenz requiring disclosure under Item 404(a) of Regulation S-K.

Appointment of Chief Operating Officer

On March 4, 2026, the Board approved the promotion of Gad Soffer, the Company’s Chief Business Officer, to the position of Chief Operating and Business Officer, to serve in such position until his successor is appointed or until his earlier resignation or removal, effective immediately. Mr. Soffer’s biographical information is incorporated herein by reference as set forth in the Company’s final prospectus filed with the Securities and Exchange Commission (the “SEC”) on September 12, 2025.

Mr. Soffer’s employment is at-will. There are no arrangements or understandings between Mr. Soffer and any other persons pursuant to which Mr. Soffer was promoted as Chief Operating and Business Officer of the Company. There are also no family relationships between Mr. Soffer and any director or executive officer of the Company and he has no direct or indirect interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with his promotion to Chief Operating and Business Officer, Mr. Soffer’s annual base salary was increased to $505,000 and he will be eligible for an annual bonus with a target amount equal to 40% of his annual base salary.

Item 7.01	Regulation FD Disclosure.

A copy of the Company’s press release, dated March 9, 2026, announcing the appointment of Dr. Lenz to the Board is furnished as Exhibit 99.1 hereto and is incorporated by reference herein.

The information furnished under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act. The information in this Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any other filing with the SEC made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release, dated March 9, 2026.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LB Pharmaceuticals Inc

Date: March 10, 2026	By:	/s/ Heather Turner
Heather Turner
Chief Executive Officer